Exhibit 3.18

LIMITED LIABILITY COMPANY AGREEMENT

OF

CALUMET PENRECO, LLC

This Limited Liability Company Agreement (this “Agreement”) of Calumet Penreco, LLC (the “Company”) is adopted effective the 28th day of August, 2007, by Calumet Lubricants Co., Limited Partnership, an Indiana limited partnership and the sole member of such limited liability company (the “Sole Member”), to govern the affairs of the Company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.) (the “Act” and hereby provides as follows:

1. Name; Formation. The name of the Company is Calumet Penreco, LLC. The Company has been organized as a Delaware limited liability company by the filing of its Certificate of Formation under and pursuant to the Act with the Secretary of State of the State of Delaware on August 28, 2007.

2. Purposes. The purposes for which the Company is organized is to carry on any or all lawful business, purpose or activity for which limited liability companies may be organized under the Act

3. Registered Office. The registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

4. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

5. Principal Office; Other Offices. The principal office of the Company (at which the books and records of the Company shall be maintained) shall be at such location or locations as determined by the Sole Member. The Company may have such other offices as the Sole Member may designate.

6. Member Interests; Sole Member.

(a) The member interests in the Company shall be divided into uncertificated Units. Initially, 1,000 Units are authorized for issuance and all of such Units shall be deemed issued to the Sole Member.

(b) The name and the mailing address of the Sole Member of the Company are as follows:

Calumet Lubricants Co., Limited Partnership

2780 Waterfront Pkwy E. Drive

Suite 200

Indianapolis, Indiana 46214

7. Powers. The Company shall possess and may exercise all powers and privileges granted by the Act and by any other law, together with any powers incidental thereto, and shall have such powers, privileges and authorities as are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company, including the power, privilege and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purposes set forth in Section 2 of this Agreement.

8. Term. The term of the Company shall commence on the date of the filing of a Certificate of Formation in the Office of the Secretary of State of the State of Delaware and shall be perpetual, unless it is dissolved sooner as a result of: (a) the written election of the Sole Member, or (b) any other event causing dissolution under the Act.

9. Capital Contributions. Without creating any rights in favor of any third party, the Sole Member may make capital contributions to the Company at such times and in such amounts as determined by the Sole Member, in its sole and absolute discretion, but the Sole Member shall have no obligation to do so.

10. Distributions. The Company shall make distributions, whether in cash or in property, to the Sole Member at such times and in such amounts as determined by the Sole Member.

11. Management. The Company shall be managed by the Sole Member.

12. Officers.

(a) Appointment and Tenure.

(i) The Sole Member may, from time to time and in its sole discretion, designate officers of the Company to carry out the day-to-day business of the Company.

(ii) The officers of the Company shall be comprised of one or more individuals designated from time to time by the Sole Member. No officer need be a resident of the State of Delaware. Officers of the Company are not “managers,” as that term is used in the Act. Each officer shall hold his offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the Sole Member. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Sole Member.

(iii) The officers of the Company may consist of a president/chief executive officer, a secretary and a treasurer. The Sole Member may also designate one or more vice presidents, assistant secretaries, and assistant treasurers. The Sole Member may also designate such other officers and assistant officers and agents as the Sole Member shall deem necessary or advisable.

(b) Removal. Any officer may be removed as such at any time by the Sole Member, either with or without cause, in the discretion of the Sole Member.

(c) President/Chief Executive Officer. The president/chief executive officer, if one is designated, shall be the chief executive officer of the Company, shall have general and active management of the day-today business and affairs of the Company as authorized from time to time by the Sole Member and shall be authorized and directed to implement all orders, resolutions and business plans adopted by the Sole Member.

(d) Vice Presidents. The vice presidents, if any are designated, in the order of their seniority, unless otherwise determined by the Sole Member, shall, in the absence or disability of the president/chief executive officer, perform the duties and have the authority and exercise the powers of the president/chief executive officer. They shall perform such other duties and have such other authority and powers as the Sole Member may from time to time prescribe.

(e) Secretary; Assistant Secretaries. The secretary, if one is designated, shall perform such duties and have such powers as the Sole Member may from time to time prescribe. The assistant secretaries, if any are designated, in the order of their seniority, unless otherwise determined by the Sole Member, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Sole Member may from time to time prescribe.

(f) Treasurer; Assistant Treasurers. The treasurer, if one is designated, shall have custody of the Company’s funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated from time to time by the Sole Member. The treasurer shall disburse the funds of the Company as may be ordered by the Sole Member, taking proper vouchers for such disbursements, and shall render the president/chief executive officer and the Sole Member, when so directed, an account of all his transactions as treasurer and of the financial condition of the Company. The treasurer shall perform such other duties and have such other powers as the Sole Member may from time to time prescribe. If required by the Sole Member, the treasurer shall give the Company a bond of such type, character and amount as the Sole Member may require. The assistant treasurers, if any are designated, in the order of their seniority, unless otherwise determined by the Sole Member, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the Sole Member may from time to time prescribe.

13. Dissolution. The Company shall dissolve and its affairs shall be wound up at such time, if any, as: (a) the Sole Member may elect in writing, or (b) there shall occur any other event causing dissolution under the Act.

14. Exculpation. NEITHER THE SOLE MEMBER, NOR ANY OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR OF THE SOLE MEMBER, SHALL BE LIABLE, RESPONSIBLE OR ACCOUNTABLE IN DAMAGES OR OTHERWISE TO THE COMPANY OR THE SOLE MEMBER FOR ANY ACTION TAKEN OR FAILURE TO ACT (EVEN IF SUCH ACTION OR FAILURE TO ACT CONSTITUTED THE NEGLIGENCE OF A PERSON) ON BEHALF OF THE COMPANY WITHIN THE SCOPE OF THE AUTHORITY CONFERRED ON THE PERSON DESCRIBED IN THIS AGREEMENT OR BY LAW UNLESS SUCH ACT OR OMISSION WAS PERFORMED OR OMITTED FRAUDULENTLY OR CONSTITUTED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. TO THE EXTENT THAT, AT LAW OR IN EQUITY, THE SOLE MEMBER, OR ANY OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR OF THE SOLE MEMBER HAVE DUTIES (INCLUDING FIDUCIARY DUTIES) AND LIABILITIES RELATING TO THE COMPANY, THE SOLE MEMBER OR ANY OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR OF THE SOLE MEMBER ACTING UNDER THIS AGREEMENT SHALL NOT BE LIABLE TO THE COMPANY OR THE SOLE MEMBER FOR THEIR RELIANCE ON THE PROVISIONS OF THIS AGREEMENT. THE PROVISIONS OF THIS AGREEMENT, TO THE EXTENT THAT THEY EXPAND OR RESTRICT THE DUTIES AND LIABILITIES OF THE SOLE MEMBER OR ANY OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR OF THE SOLE MEMBER OTHERWISE EXISTING AT LAW OR IN EQUITY, ARE AGREED BY THE SOLE MEMBER TO REPLACE SUCH OTHER DUTIES AND LIABILITIES OF THE SOLE MEMBER OR ANY OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR THE SOLE MEMBER.

15. Indemnification.

(a) TO THE FULLEST EXTENT PERMITTED BY LAW, THE SOLE MEMBER AND THE OFFICERS, DIRECTORS AND EMPLOYEES OF THE COMPANY OR OF THE SOLE MEMBER OR AN AFFILIATE THEREOF (INDIVIDUALLY, AN “INDEMNITEE”) SHALL BE INDEMNIFIED AND HELD HARMLESS BY THE COMPANY FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, DAMAGES, JUDGMENTS, LIABILITIES, OBLIGATIONS, PENALTIES, SETTLEMENTS AND REASONABLE EXPENSES (INCLUDING LEGAL FEES) ARISING FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS, SUITS OR PROCEEDINGS, CIVIL, CRIMINAL, ADMINISTRATIVE OR INVESTIGATIVE, IN WHICH THE INDEMNITEE MAY BE INVOLVED, OR THREATENED TO BE INVOLVED, AS A PARTY OR OTHERWISE, BY REASON OF ITS STATUS AS (Y) A MEMBER OF THE COMPANY, OR (Z) AN OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR OF THE SOLE MEMBER OR AN AFFILIATE THEREOF, REGARDLESS OF WHETHER THE INDEMNITEE CONTINUES TO BE A SOLE MEMBER OF THE COMPANY, OR AN OFFICER, DIRECTOR OR EMPLOYEE OF THE SOLE MEMBER OR AN AFFILIATE THEREOF AT THE TIME ANY SUCH LIABILITY OR EXPENSE IS PAID OR INCURRED, UNLESS THE ACT OR FAILURE TO ACT GIVING RISE TO INDEMNITY HEREUNDER WAS PERFORMED OR OMITTED FRAUDULENTLY OR CONSTITUTED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(b) The Company may purchase and maintain insurance on behalf of the Sole Member and such other persons as the Sole Member shall determine against any liability that may be asserted against or expense that may be incurred by such person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such person against such liability under the provisions of this Agreement.

(c) Expenses incurred by any Indemnitee in defending any claim with respect to which such Indemnitee may be entitled to indemnification by the Company hereunder (including without limitation reasonable attorneys’ fees and disbursements) shall, to the maximum extent permitted by law, be advanced by the Company prior to the final disposition of such claim, upon receipt of a written undertaking by or on behalf of such Indemnitee to repay the advanced amount of such expenses unless it is determined ultimately that the Indemnitee is entitled to indemnification by the Company under Section 15(a).

(d) The indemnification provided in this Section 15 is for the benefit of the Indemnitees and shall not be deemed to create any right to indemnification for any other persons.

16. Amendments to this Agreement. The power to alter, amend, or repeal this Agreement or adopt a new limited liability company agreement is vested in the Sole Member. This Agreement may be amended, modified, supplemented or restated in any manner permitted by applicable law and approved by the Sole Member.

17. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by such laws.

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement of the Company, as the Sole Member of the Company effective as of the date first set forth above.

SOLE MEMBER:
Calumet Lubricants Co., Limited Partnership

By:	Calumet LP GP, LLC, its general partner

	By:	Calumet Operating, LLC, its sole member

		By:	Calumet Specialty Products Partners, L.P., its sole member

By: Calumet GP, LLC, its general partner

			By:	/s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title:Vice President and Chief Financial Officer

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